Exhibit 99.1

Analog Devices Reports Third Quarter 2017 Results

NORWOOD, Mass.--(BUSINESS WIRE)--August 30, 2017--Analog Devices, Inc. (NASDAQ: ADI), today announced financial results for its third quarter of fiscal year 2017, which ended July 29, 2017.

“The third quarter of 2017 was another excellent quarter for ADI, with strong revenue and earnings performance that exceeded the high end of our guidance,” said Vincent Roche, President and CEO. “Revenue increased to $1.43 billion on a GAAP basis, and $1.46 billion on a non-GAAP basis, with broad-based year-over-year growth led by the highly diverse and profitable industrial market.”

“The third quarter also represented our first full quarter with contributions from Linear Technology, and we are pleased with the early returns. Customers are engaged and excited by the value creation possibilities enabled by the combination, and we are making excellent progress on realizing our cost synergy targets.”

“Looking ahead to the October quarter, we continue to see signs of positive business conditions and are planning for revenue in the fourth quarter to be in the range of $1.45 billion to $1.55 billion, with strong profitability.”

ADI also announced that the Board of Directors has declared a quarterly cash dividend of $0.45 per outstanding share of common stock, representing an annual dividend per share of $1.80. The dividend will be paid on September 19, 2017 to all shareholders of record at the close of business on September 8, 2017.

Supplemental web schedules relating to ADI’s third quarter fiscal 2017 financial results are also available on the quarterly results section of ADI’s investor site at investor.analog.com.

Results for the Third Quarter of Fiscal Year 2017

  GAAP revenue totaled $1.43 billion; Non-GAAP revenue totaled $1.46 billion
  GAAP gross margin of 53.5% of revenue; Non-GAAP gross margin of 70.5% of revenue
  GAAP operating margin of 13.6% of revenue; Non-GAAP operating margin of 40.5% of revenue
  GAAP diluted EPS of $0.18; Non-GAAP diluted EPS of $1.26

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the third quarter of fiscal year 2017, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D.

Outlook for the Fourth Quarter of Fiscal Year 2017
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$1.45B to $1.55B	-	$1.45B to $1.55B
Gross Margin	Approx. 66%	$71 million (1)	Approx. 70.5%
Operating Expenses	Down approx. 3% to flat	$125 million (2)	Down approx. 3% to flat
Operating Margins	Approx. 28% to 30%	$196 million (3)	Approx. 41% to 42%
Interest & Other Expense	Approx. $65 million	-	Approx. $65 million
Tax Rate	Approx. 8%	$28 million (4)	Approx. 10%
Earnings per Share*	$0.84 to $0.98	$0.45 (5)	$1.29 to $1.43

(1) Non-GAAP gross margin excludes $71 million of costs comprised of the following:

  $27 million related to the final amortization of step up through cost of sales
  $35 million of recurring amortization of purchased intangible assets
  $8 million of recurring depreciation of step up value on purchased fixed assets
  $1 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology

(2) Non-GAAP operating expenses exclude $125 million of costs comprised of the following:

  $112 million of recurring amortization of purchased intangible assets
  $8 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology
  $5 million of transaction related costs associated with ADI’s acquisition of Linear Technology

(3) Non-GAAP operating margin excludes the reconciling adjustments noted in the two footnotes above

(4) Non-GAAP tax rate excludes the tax effects of the reconciling adjustments noted in the three footnotes above

(5) Non-GAAP earnings per share includes $0.45, which represents the net impact of the non-GAAP adjustments noted above on a per share basis consisting of:

  acquisition-related expenses including amortization of step up value of inventory and purchased intangible assets, depreciation of step up value on purchased fixed assets, and the fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology ($0.51)
  acquisition-related transaction costs ($0.01)
  the effect on income tax of the prior items ($0.07)

Conference Call Scheduled for Today, Wednesday, August 30, 2017 at 10:00 am ET
ADI will host a conference call to discuss third quarter fiscal 2017 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 33638977, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedules E and F of this press release provides the reconciliation of the Company’s historical non-GAAP measures to their most comparable GAAP measures.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.

The following item is included in our Non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Deferred Revenue: Deferred revenue related to shipments of Linear Technology products by distributors to end customers that were received by the distributors prior to the Company’s acquisition of Linear Technology. Business combination accounting principles require the write down of deferred revenue in conjunction with the acquisition. We included these revenues in our non-GAAP measures because they relate to a specific transaction and are reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Transaction Costs: Costs incurred as a result of the Linear Technology acquisition, including legal, accounting and other professional fees directly related to the acquisition. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above. In addition, in the third quarter of fiscal 2017, the Company released $50 million of reserves associated with a favorable ruling on its petition with the U.S. Tax Court regarding the beneficial treatment of dividends paid from foreign owned companies under The American Jobs Creation Act. Also, in the third quarter of fiscal 2017, the Company recorded $98 million of tax expense associated with the remittance of cash held outside of the United States related to the post-acquisition integration of Linear Technology. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

The following items are excluded from our calculation of non-GAAP free cash flow:

One Time Tax Payment: In the third quarter of fiscal 2017, the Company paid $750 million in income taxes associated with the acquisition of Linear. These payments were principally related to pre-acquisition liabilities but also included $98 million associated with the remittance of cash held outside of the United States related to the post-acquisition integration of Linear Technology. We excluded these payments from our non-GAAP free cash flow measure because they relate to a specific transaction and are not reflective of our ongoing financial performance.

These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

About Analog Devices
Analog Devices (NASDAQ: ADI) is the leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products and expected benefits and synergies of the acquisition of Linear Technology Corporation (“Linear Technology”), including expected growth rates of the combined companies, expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, higher than expected or unexpected costs associated with or relating to the acquisition of Linear Technology and the integration of the businesses; the risk that expected benefits, synergies and growth prospects of the acquisition may not be fully achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’; the risk that we will be unable to retain and hire key personnel; and the risk that disruption resulting from the acquisition may adversely affect our business and relationships with our customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Third Quarter, Fiscal 2017 Schedule A Revenue and Earnings Summary (Unaudited) (In thousands, except per-share amounts)

	Three Months Ended
	3Q 17	2Q 17	3Q 16
	July 29, 2017	April 29, 2017	July 30, 2016
Revenue	$1,433,902	$1,147,982	$869,591
Year-to-year change	65%	47%	1%
Quarter-to-quarter change	25%	17%	12%
Cost of sales (1)	667,278	507,539	297,301
Gross margin	766,624	640,443	572,290
Gross margin percentage	53.5%	55.8%	65.8%
Year-to-year change (basis points)	(1,230)	(980)	(10)
Quarter-to-quarter change (basis points)	(230)	(1,010)	20
Operating expenses:
R&D (1)	275,670	235,232	163,227
Selling, marketing and G&A (1)	183,980	190,686	122,909
Amortization of intangibles	112,153	68,690	17,447
Total operating expenses	571,803	494,608	303,583
Total operating expenses percentage	39.9%	43.1%	34.9%
Year-to-year change (basis points)	500	410	(30)
Quarter-to-quarter change (basis points)	(320)	430	(410)
Operating income	194,821	145,835	268,707
Operating income percentage	13.6%	12.7%	30.9%
Year-to-year change (basis points)	(1,730)	(1,390)	20
Quarter-to-quarter change (basis points)	90	(1,430)	430
Other expense	68,023	59,121	12,307
Income before income tax	126,798	86,714	256,400
Provision (benefit) for income taxes	57,882	(6,850)	25,970
Tax rate percentage	45.6%	(7.9)%	10.1%
Net income (2)	$68,916	$93,564	$230,430

Shares used for EPS - basic	367,315	341,316	307,135
Shares used for EPS - diluted	371,159	345,654	310,558

Earnings per common share - basic	$0.18	$0.27	$0.75
Earnings per common share - diluted	$0.18	$0.27	$0.74

Dividends paid per share	$0.45	$0.45	$0.42

(1) Includes stock-based compensation expense as follows:
Cost of sales	$4,375	$2,566	$1,844
R&D	$15,781	$11,910	$6,682
Selling, marketing and G&A	$12,668	$8,010	$8,093

(2) Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net income by the income allocable to participating securities. Net income allocable to common shares used in the basic and diluted earnings per share calculation was $67,935 for the three months ended July 29, 2017. There was no net income allocated to participating securities in the three months ended April 29, 2017 or July 30, 2016.

Analog Devices, Third Quarter, Fiscal 2017 Schedule B Selected Balance Sheet Information (Unaudited) (In thousands)

	3Q 17	2Q 17	3Q 16
	July 29, 2017	April 29, 2017	July 30, 2016
Cash & short-term investments	$908,569	$6,188,372	$3,803,434
Accounts receivable, net	692,552	630,353	452,944
Inventories (1)	519,695	647,858	392,303
Other current assets	67,827	68,884	79,207
Total current assets	2,188,643	7,535,467	4,727,888
PP&E, net	1,098,848	1,089,319	629,094
Investments	60,464	55,815	54,077
Goodwill	12,241,815	12,269,501	1,639,033
Intangible assets, net	5,440,692	5,587,862	529,035
Other	84,533	84,719	105,926
Total assets	$21,114,995	$26,622,683	$7,685,053

Deferred income on shipments to distributors, net	$449,663	$377,792	$327,444
Other current liabilities	651,414	750,321	351,249
Debt, current	—	4,321,169	—
Long-term debt	8,199,230	8,572,364	1,731,758
Deferred income taxes	1,730,253	2,431,410	133,412
Other non-current liabilities	161,535	203,032	157,857
Shareholders' equity	9,922,900	9,966,595	4,983,333
Total liabilities & equity	$21,114,995	$26,622,683	$7,685,053

(1) Includes $4,628, $3,007, and $2,554 related to stock-based compensation in 3Q17, 2Q17, and 3Q16, respectively.

Analog Devices, Third Quarter, Fiscal 2017 Schedule C Cash Flow Statement (Unaudited) (In thousands)

	Three Months Ended
	3Q 17	2Q 17	3Q 16
	July 29, 2017	April 29, 2017	July 30, 2016
Cash flows from operating activities:
Net Income	$68,916	$93,564	$230,430
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	55,217	48,772	33,732
Amortization of intangibles	147,238	88,770	18,916
Stock-based compensation expense	32,824	22,486	16,619
Cost of goods sold for inventory acquired	195,565	121,113	—
Other non-cash activity	(42,762)	11,078	1,127
Excess tax benefit - stock options	(4,282)	(17,851)	(2,982)
Deferred income taxes	98,510	(79,980)	12,250
Changes in operating assets and liabilities	(915,509)	233,512	(56,089)
Total adjustments	(433,199)	427,900	23,573
Net cash (used for) provided by operating activities	(364,283)	521,464	254,003
Percent of revenue	(25.4)%	45.4%	29.2%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(37)	(378,540)	(2,284,166)
Maturities of short-term available-for-sale investments	270,918	1,247,493	2,078,716
Sales of short-term available-for-sale investments	219,799	69,787	139,805
Additions to property, plant and equipment	(63,617)	(46,929)	(37,528)
Payments for acquisitions, net of cash acquired	70	(9,686,497)	—
Change in other assets	(1,062)	(6,117)	(8,591)
Net cash provided by (used for) investing activities	426,071	(8,800,803)	(111,764)

Cash flows from financing activities:
Proceeds from debt	—	9,083,858	—
Debt repayments	(4,700,000)	—	—
Payments for deferred financing fees	—	—	(22,208)
Dividend payments to shareholders	(166,265)	(139,314)	(128,954)
Repurchase of common stock	(8,955)	(23,874)	(23,022)
Proceeds from employee stock plans	17,971	52,841	16,633
Excess tax benefit - stock options	4,282	17,851	2,982
Change in other financing activities	9	(2,237)	(2,093)
Net cash (used for) provided by financing activities	(4,852,958)	8,989,125	(156,662)
Effect of exchange rate changes on cash	1,996	694	(1,569)

Net (decrease) increase in cash and cash equivalents	(4,789,174)	710,480	(15,992)
Cash and cash equivalents at beginning of period	5,697,743	4,987,263	1,119,662
Cash and cash equivalents at end of period	$908,569	$5,697,743	$1,103,670

Analog Devices, Third Quarter, Fiscal 2017 Schedule D Revenue Trends by End Market (Unaudited) (In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	July 29, 2017				April 29, 2017	July 30, 2016
	Revenue	% *	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$700,213	49%	29%	87%	$542,742	$373,923
Automotive	227,462	16%	25%	69%	181,768	134,804
Consumer	252,498	18%	19%	36%	211,311	186,171
Communications	253,729	18%	20%	45%	212,161	174,693
Total Revenue	$1,433,902	100%	25%	65%	$1,147,982	$869,591

____________
* The sum of the individual percentages does not equal the total due to rounding.

Analog Devices, Third Quarter, Fiscal 2017

Schedule E

Reconciliation of Non-GAAP to GAAP Revenue and Earnings Measures (In thousands, except per-share amounts)
(Unaudited)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	3Q 17	2Q 17	3Q 16
	July 29, 2017	April 29, 2017	July 30, 2016
GAAP Revenue	$1,433,902	$1,147,982	$869,591
Y/Y Revenue growth %	65%	47%	1%
Q/Q Revenue growth %	25%	17%	12%
Acquisition-Related Deferred Revenues	24,576	60,759	—
Non-GAAP Revenue	$1,458,478	$1,208,741	$869,591
Y/Y Revenue growth %	68%	55%	1%
Q/Q Revenue growth %	21%	23%	12%

GAAP Gross Margin	$766,624	$640,443	$572,290
Gross Margin Percentage	53.5%	55.8%	65.8%
Acquisition-Related Deferred Revenues	19,782	46,480	—
Acquisition-Related Expenses	241,554	150,732	1,888
Non-GAAP Gross Margin	$1,027,960	$837,655	$574,178
Gross Margin Percentage	70.5%	69.3%	66.0%

GAAP Operating Expenses	$571,803	$494,608	$303,583
Percent of Revenue	39.9%	43.1%	34.9%
Acquisition-Related Expenses	(126,732)	(75,361)	(17,582)
Acquisition-Related Transaction Costs	(8,017)	(39,266)	(8,310)
Non-GAAP Operating Expenses	$437,054	$379,981	$277,691
Percent of Non-GAAP Revenue	30.0%	31.4%	31.9%

GAAP Operating Income/Margin	$194,821	$145,835	$268,707
Percent of Revenue	13.6%	12.7%	30.9%
Acquisition-Related Revenues	19,782	46,480	—
Acquisition-Related Expenses	368,286	225,392	19,470
Acquisition-Related Transaction Costs	8,017	39,966	8,310
Non-GAAP Operating Income/Margin	$590,906	$457,673	$296,487
Percent of Non-GAAP Revenue	40.5%	37.9%	34.1%

GAAP Diluted EPS	$0.18	$0.27	$0.74
Acquisition-Related Deferred Revenue	0.05	0.13	—
Acquisition-Related Expenses	0.99	0.65	0.06
Acquisition-Related Transaction Costs	0.02	0.12	0.03
Income Tax Effect of Above Items	(0.10)	(0.09)	(0.01)
Impact of State Tax Valuation Release	—	(0.05)	—
Impact of Reversal of Prior Period Tax Liabilities	(0.14)	—	—
Impact of Tax Remittance for Linear Integration	0.26	—	—
Non-GAAP Diluted EPS	$1.26	$1.03	$0.82

Analog Devices, Third Quarter, Fiscal 2017 Schedule F Reconciliation of Adjusted Free Cash Flow to Adjusted Net Cash Flows Provided by Operating Activities (Unaudited) (In thousands)

	Three Months Ended
	3Q 17		2Q 17		3Q 16
	July 29, 2017		April 29, 2017		July 30, 2016
Net cash (used for) provided by operating activities	$(364,283)		$521,464		$254,003
Net cash (used for) provided by operating activities as a % of Revenue	(25.4)%		45.4%		29.2%
Non-GAAP adjustments:
Federal income tax payments	750,000		—		—
Adjusted cash flows from operations	$385,717		$521,464		$254,003
% of Revenue	26.4%	(1)	43.1%	(1)	29.2%
Capital expenditures	(63,617)		(46,929)		(37,528)
Adjusted free cash flow	$322,100		$474,535		$216,475
% of Revenue	22.1%	(1)	39.3%	(1)	24.9%

(1) 3Q17 and 2Q17 Revenue on a non-GAAP basis and includes acquisition-related deferred revenue outlined on Schedule E.

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
781-461-3491 (fax)
Treasurer and Head of Investor Relations
investor.relations@analog.com